Ex 23.3

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We consent to the use in this Registration Statement of Pop N Go, Inc. and subsidiaries (collectively, the "Company") on Amendment No. 2 to Form SB-2 (No. 333-117518) of our audit report, dated February 7, 2003, which includes an emphasis paragraph relating to an uncertainty as to the Company's ability to continue as a going concern appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our Firm under the captions "Experts" in the Prospectus.



SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

Los Angeles, CA
November 3, 200